Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-4681, 33-34458, 33-54937, 33-63133, 33-15871,
333-36601,  333-45245,  333-77559,  333-64279 and 333-35124 of Integrated Device
Technology, Inc. of our report dated April 21, 2000, except for Note 15, which is as of May 15, 2000, relating to the consolidated financial statements and our report dated April 21, 2000, except for Note 15, which is as of May 15, 2000, relating to the financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
June 26, 2000